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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 6, 2000, except for Note 14, which is as of September 26, 2000, relating to the financial statements and financial statement schedule, which appear in Ciphergen Biosystems, Inc.'s Registration Statement on Form S-1. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
September 29, 2000